UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2013 (May 14, 2013)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2013, the Board of Directors of Westinghouse Air Brake Technologies Corporation (the “Company”) appointed Albert J. Neupaver to the position of Chairman and Chief Executive Officer and Raymond T. Betler to the position of President and Chief Operating Officer. Mr. Neupaver was previously President and Chief Executive Officer of the Company, and Mr. Betler was previously Chief Operating Officer. Mr. Neupaver succeeds William E. Kassling as Chairman of the Board of Directors. Mr. Kassling will remain on the Board in the role of Lead Director. The information required by Item 5.02(c)(2) is incorporated by reference herein from the Company’s Proxy Statement for the Annual Meeting of Stockholders, dated April 1, 2013. Reference is made to the Press Release filed as Exhibit 99.1 to this Form 8-K which is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company on May 14, 2013, management proposals 1, 2, 3 and 4 were approved. The proposals below are described in detail in the Company’s definitive proxy statement, dated April 1, 2013, for its Annual Meeting.

The final results are as follows:

1.	The election of three directors for a three-year term expiring in 2016:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Brooks	39,309,612	2,330,658	3,211,418
William E. Kassling	39,435,437	2,204,833	3,211,418
Albert J. Neupaver	40,400,123	1,240,147	3,211,418

Continuing as directors, with terms expiring in 2014, are Emilio A. Fernandez, Lee B. Foster and Gary C. Valade.

Continuing as directors, with terms expiring in 2015, are Brian P. Hehir, Michael W. D. Howell and Nicholas W. Vande Steeg.

2.	The approval of an advisory (non-binding) resolution relating to 2012 named executive officers compensation:

For	Against	Abstained	Broker Non-Votes
40,848,613	942,591	66,578	2,993,906

3.	The approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million shares to 200 million shares.

For	Against	Abstained	Broker Non-Votes
31,027,686	13,775,051	39,929	9,022

4.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2013.

For	Against	Abstained	Broker Non-Votes
44,379,228	436,885	35,575	-0-

Item 8.01. Other Events.

On May 14, 2013, the Company issued a press release announcing that the Board of Directors has approved a two-for-one split of the Company’s common stock. Each stockholder of record of the Company at the close of business on June 3, 2013 will receive one additional share of common stock for every outstanding share of common stock held on such date. The Company expects that the additional shares will be distributed by the transfer agent on June 11, 2013.

On May 14, 2013, the Board of Directors also increased the Company’s regular quarterly, post-split dividend to 4 cents per share of common stock from 2.5 cents per share of common stock. The new dividend rate will be payable initially on August 30, 2013 to shareholders of record as of August 16, 2013. Reference is made to the Press Release filed as Exhibit 99.2 to this Form 8-K which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Westinghouse Air Brake Technologies Corporation dated May 14, 2013.

99.1	Press release dated May 14, 2013.

99.2	Press release dated May 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Chief Financial Officer

Date: May 15, 2013

EXHIBIT INDEX

Number	Description	Method of Filing

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Westinghouse Air Brake Technologies Corporation dated May 14, 2013.	Filed herewith.

99.1	Press release dated May 14, 2013.	Filed herewith.

99.2	Press release dated May 14, 2013.	Filed herewith.